EXHIBIT 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000, relating to the financial statements and financial statement schedule of FreeShop.com, Inc., which appear in FreeShop.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP


Seattle, Washington
September 14, 2000